UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 8, 2007
OMNITURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52076	87-0619936

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
550 East Timpanogos Circle
Orem, UT 84097
(Address of principal executive offices, including zip code)
(801) 722-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
     Pursuant to that certain Share Purchase Agreement (the “Purchase Agreement”), dated as of February 14, 2007 by and among Omniture, Inc., a Delaware corporation (the “Company”) and the former shareholders of Touch Clarity Limited, a privately held company registered in England and Wales (“Touch Clarity”), the Company acquired all of the capital stock of Touch Clarity (the “Acquisition”). The Company’s remaining payment obligation to the former Touch Clarity shareholders is approximately $25.4 million. Subject to the terms of the Purchase Agreement, on August 8, 2007 the Company determined to pay the remaining portion of the consideration under the Purchase Agreement by (i) the payment of $5.3 million in cash (all of which is to be deposited into an escrow fund in accordance with the terms of the Purchase Agreement), and (ii) the issuance of an aggregate of $20.1 million of the Company’s common stock, or approximately 836,590 shares of the Company’s common stock (the “Shares”), subject to adjustment under the conditions set forth below.
     In connection with the issuance of the Shares, the Company agreed to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Registration Statement”) to cover resales of the Shares. The Company expects that the Shares will become eligible for resale immediately following the effectiveness of the Registration Statement, subject to the restrictions contained in that certain Registration Rights Agreement, dated February 14, 2007 among the Company and the former shareholders of Touch Clarity.
     Pursuant to the terms of the Purchase Agreement, the number of shares of common stock that the Company determined to issue is based on the remaining aggregate payment obligation owed to the former Touch Clarity shareholders (less the portion of which subject to escrow) multiplied by 95% of the average closing sale price of one share of the Company’s common stock quoted on the Nasdaq Global Market for the five consecutive trading days ending with and including the fifth trading day immediately preceding the date that the Registration Statement becomes effective. The Company anticipates that the Registration Statement will become effective on August 15, 2007. In the event of any delay in the effectiveness of the Registration Statement, the number of Shares to be issued by the Company is subject to change in accordance with the above-described formula.
     The Company expects that the Shares will be issued pursuant to exemptions from registration provided under the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to rely on the exemptions provided by Section 4(2) of the Securities Act, Regulation D promulgated by the SEC thereunder, and Regulation S promulgated by the SEC under the Securities Act, based on representations made by the intended recipients of the Shares as to their status as accredited investors and non-U.S. persons.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITURE, INC.
	By:	/s/ Michael S. Herring
Michael S. Herring
Dated: August 8, 2007		Chief Financial Officer and Executive Vice President